Exhibit 1.01

CONFLICT MINERALS REPORT OF CPI CARD GROUP INC.

FOR THE YEAR ENDED DECEMBER 31, 2018

Date: May 31, 2019

This Conflict Minerals Report for CPI Card Group Inc. (“CPI,” “Company,” “we,” “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2018.

Conflict Minerals are defined by the Securities and Exchange Commission (“SEC”) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively “3TG”). During calendar year 2017, CPI manufactured and contracted to manufacture products in which 3TG were necessary to the functionality or production of those products.

CPI therefore conducted a “reasonable country of origin inquiry” (“RCOI”) to determine whether any of those minerals: (1) originated in the Democratic Republic of Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (together, the “Covered Countries”); or (2) are from recycled or scrap sources.

A. Introduction:

CPI’s Business: We are a leading provider of comprehensive Financial Payment Card solutions in the United States. We define “Financial Payment Cards” as credit, debit and Prepaid Debit Cards issued on the networks of the “Payment Card Brands” (Visa, Mastercard®, American Express and Discover). We define “Prepaid Debit Cards” as debit cards issued on the networks of the Payment Card Brands, but not linked to a traditional bank account. We have established a leading position in the Financial Payment Card market through more than 20 years of experience.

CPI’s Supply Chain: The CPI supply chain has a few key suppliers which have product association with 3TG.  CPI is typically many tiers removed from smelters or refiners that would have information on mines supplying 3TG. Moreover, to the extent 3TG are present in CPI products the content may be at trace levels. Obtaining information regarding smelters, refiners and mine locations remains challenging. Challenges include delayed supplier responses, incomplete or inconsistent data, and in some cases the need for supplier follow-up.

CPI’s Conflict Minerals Policy: CPI has established a conflict minerals policy which applies to all CPI suppliers. It is available on the website (https://www.cpicardgroup.com/supplier-responsibility/). CPI is committed to responsible sourcing of 3TG using the Organization for Economic Cooperation and Development (“OECD”) Guidance, so as not to support conflict or human rights abuses in the Covered Countries, while avoiding de facto embargoes. The CPI Conflict Minerals Policy forms the basis for CPI’s conflict minerals program, and its requirements are communicated to CPI’s suppliers through outreach and contract terms.

B. Description of RCOI:

RCOI Elements: The elements of CPI’s RCOI are identification and prioritization of suppliers, supplier data collection, and an assessment of supplier data to determine whether further due diligence was required.

Prioritized Supplier Inquiry: In view of CPI’s supply chain, CPI determined that a reasonably designed and good faith inquiry should focus on higher priority suppliers consistent with RMI’s Five Practical Steps to Support SEC Conflict Minerals Disclosure. Key CPI personnel identified products containing 3TG necessary to the functionality or production of those products (“Necessary 3TG”). CPI determined that our products containing the following features may have Necessary 3TG as part of the attributes including:

•                  Magnetic stripe

•                  Cards with a tungsten core

•                  Secure chip products

•                  Antenna for dual interface

•                  Foil

•                  Holograms

Data Collection:  Once the suppliers (“Supplier Group”) were identified, CPI asked the Supplier Group to provide information about the Necessary 3TG in their products based on responses to the industry standard RMI Conflict Minerals Reporting Template (“CMRT”). This request was made using email. Additionally, e-mail reminders were sent to those in the Supplier Group who had not responded and follow up phone calls were made.

Data Validation:  CPI conducted data validation on all submitted CMRTs and retained all submitted CMRTs for recordkeeping purposes. The goal of data validation is to increase the completeness and accuracy of the submissions and to identify any contradictory responses in the CMRT.

We validated whether any 3TG sourced from the Covered Countries is conflict-free based on the information provided by our Supplier Group, through RMI RCOI data and by other information available on RMI’s website.

There were 10 suppliers in the Supplier Group.  We received responses from all of the suppliers in the Supplier Group.  Based on the responses received to the Company’s RCOI, CPI compiled a list of 316 verified, unique smelters, including information regarding associated countries of origin. CPI identified smelters which we could not confirm were conforming or had unknown sourcing as identified in Annex I.

C. Results of RCOI

Downstream companies such as CPI are not likely to have direct information on the sources of minerals upstream of the smelters in their supply chains. Instead, downstream companies rely on available information regarding smelters identified through supplier inquiry. Accordingly, CPI limited our review to supplier responses resulting from the inquiry.

Based on the information provided by the Suppliers and otherwise obtained through the due diligence process, we have constructed, to the extent reasonably determinable by us, the table in Annex I regarding the Conflict Minerals included in our Covered Products.  Since most of our suppliers report on a “Company” basis and not specific to the products that they provide to us, there may be smelters listed in the report that provide conflicts minerals that are not included in our Covered Products.

D.  Due Diligence

CPI designed its overall Conflict Minerals procedures in conformity with the five step framework contained in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements on tin, tantalum, tungsten and gold. The principal features responding to each of the five steps are outlined below:

1.              Establish strong company management systems. CPI did this by:

•                  Creating an internal policy governing our conflict minerals compliance program;

•                  Publishing its Conflict Minerals policy at https://www.cpicardgroup.com/supplier-responsibility/);

•                  Utilizing the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative to identify smelters and refiners in the supply chain;

•                  Having a cross-functional conflict minerals steering committee, with representatives from finance, legal and purchasing functions to provide oversight to CPI’s conflict minerals program;

•                  Requiring all our 3TG suppliers to conduct the necessary due diligence and provide us with proper verification of the country of origin and source of the materials used in the products they supply to us; and

•                  Supporting initiatives to verify smelters and refiners that are conflict-free, and expecting our suppliers to utilize any such conflict-free smelter/refiner programs that are available.

2.              Identify and assess risk in the supply chain. CPI did this by:

•                  Surveying suppliers of products that CPI identified that had the potential to contain Conflict Minerals;

•                  Reviewing supplier Conflict Minerals Reporting Template submission to identify errors, omissions, and missed expectations; and

•                  Evaluating smelter information provided by the supply chain against data from the Responsible Minerals Initiative.

3 Design and implement a strategy to respond to identified risks. CPI did this by:

•                  Providing an update to the Audit Committee of CPI’s Board of Directors; and

•                  Increasingly emphasizing CPI’s Conflict Minerals policy intent to expect our suppliers to source materials from suppliers who also source responsibly.

4     Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices CPI is several steps away in the supply chain from smelters and refiners that process the Conflict Minerals used in our products, do not have any direct relationships with such smelters or refiners and did not obtain from a third party or perform ourselves a direct audit of smelters and refiners within our supply chain. Instead, we relied on conflict-free designations based on the activities of other organizations such as the RMI (through the RMAP).

5 Report on supply chain due diligence. CPI did this by:

•                  Filing an annual Form SD and Conflict Minerals Report with the Securities and Exchange Commission and making that filing available on the Company’s website.

E. Future Due Diligence Measures

During the 2019 calendar year, we expect to continue to engage in the activities described above, including our efforts to resolve inconsistencies and incomplete responses in the reports from our Suppliers. We plan to continue to request that our Suppliers use the RMI Conflict Minerals Reporting Template.

Cautionary Statement about Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

D. Conclusion

Based on its RCOI CPI was able to determine that some smelters may be present in conflict zones, and some of the smelters are not on the conforming list.  As part of the ongoing due diligence process, CPI is continuing to work with suppliers to preference conforming smelters and transition non-conforming smelters out of the supply chain.

ANNEX I

Smelters Identified in CPI Card Group Inc.’s RCOI

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	No
Tungsten	ACL Metais Eireli	BRAZIL	Yes
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Yes
Gold	African Gold Refinery	UGANDA	No
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Yes
Tin	Alpha	UNITED STATES OF AMERICA	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	No
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	Yes
Gold	Asahi Pretec Corp.	JAPAN	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	No
Gold	AU Traders and Refiners	SOUTH AFRICA	Yes
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangalore Refinery	INDIA	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	No
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Yes

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Yes
Gold	Chimet S.p.A.	ITALY	Yes
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Gold	Chugai Mining	JAPAN	No
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA	Yes
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Yes
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Yes
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	No
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	No
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Tin	Dowa	JAPAN	Yes
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Yes
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	No
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	No
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tin	Fenix Metals	POLAND	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	No
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	No
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Yes
Tin	Gejiu Jinye Mineral Company	CHINA	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Yes

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Yes
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	No
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Yes
Gold	Guangdong Jinding Gold Limited	CHINA	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	No
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Yes
Gold	Gujarat Gold Centre	INDIA	Yes
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	No
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Yes
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Yes
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	No
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Yes
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	No
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	No
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	No
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	No
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Italpreziosi	ITALY	Yes
Gold	Japan Mint	JAPAN	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	No
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	No
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	No
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Yes
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	No
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	No
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	No
Gold	Kazzinc	KAZAKHSTAN	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Yes
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Yes
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Yes

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	No
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	No
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	No
Gold	Lingbao Gold Co., Ltd.	CHINA	No
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	No
Gold	L’Orfebre S.A.	ANDORRA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	No
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Gold	Marsam Metals	BRAZIL	Yes
Gold	Materion	UNITED STATES OF AMERICA	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	Yes
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Yes
Tin	Metallo Belgium N.V.	BELGIUM	Yes
Tin	Metallo Spain S.L.U.	SPAIN	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	No
Tin	Modeltech Sdn Bhd	MALAYSIA	Yes
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Yes

Gold	Morris and Watson	NEW ZEALAND	No
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	No
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	No
Gold	NH Recytech Company	KOREA, REPUBLIC OF	No
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Yes
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	NPM Silmet AS	ESTONIA	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Yes
Gold	PAMP S.A.	SWITZERLAND	Yes
Gold	Pease & Curren	UNITED STATES OF AMERICA	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	No
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Yes
Gold	Planta Recuperadora de Metales SpA	CHILE	Yes
Tin	Pongpipat Company Limited	MYANMAR	No
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Serumpun	INDONESIA	Yes
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes

Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	No
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	Yes
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Yes
Tin	PT Menara Cipta Mulia	INDONESIA	Yes
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Premium Tin Indonesia	INDONESIA	Yes
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tommy Utama	INDONESIA	Yes
Gold	PX Précinox S.A.	SWITZERLAND	Yes
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	No
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	No
Gold	Remondis Argentia B.V.	NETHERLANDS	Yes
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	No
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Yes
Gold	SAAMP	FRANCE	Yes
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	No
Gold	Safimet S.p.A	ITALY	Yes
Gold	SAFINA A.S.	CZECH REPUBLIC	No
Gold	Sai Refinery	INDIA	No
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	No
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	No
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Yes

Gold	SEMPSA Joyería Platería S.A.	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	No
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Yes
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	No
Gold	Sudan Gold Refinery	SUDAN	No
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Yes
Tin	Super Ligas	BRAZIL	No
Gold	T.C.A S.p.A	ITALY	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Yes
Tin	Thaisarco	THAILAND	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	No
Gold	Tony Goetz NV	BELGIUM	No
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	No
Gold	Torecom	KOREA, REPUBLIC OF	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	No
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Yes
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Yes

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	No
Gold	Valcambi S.A.	SWITZERLAND	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	No
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Gold	Yamakin Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	No
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Yes
Tin	Yunnan Tin Company Limited	CHINA	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes